Exhibit 99.2
CAGNY 2026

Forward Looking Statements & Other Information 2 This presentation includes “forward-looking statements” within the meaning of the U.S. federal securities laws. Generally, the words "expects," "intends," "goals," "plans," "believes," "confidence", "views," "continues," "may," "anticipate," "seek," "estimate," "outlook," "trends," "future benefits," "potential," "projects," "strategies," and variations of such words and similar expressions are intended to identify forward-looking statements. Statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements, and include, but are not limited to, statements under the headings “2026 Guidance,” “2026 Underlying Pretax Income Assumptions," "Our Medium-Term Growth Objectives," "Horizon 2030," "Commercial Execution," “Modernizing our Capabilities,” "Champion Beer and Beer Occasions," "Evolution Towards a Culture of Ownership," "Proof Points We Expect You Will See as We Deploy Our Strategy," "Strong Cash Flow Generation to Enable Capital Allocation Priorities," “Disciplined Cost Savings to Fund the Future; $450M Over 3 Years,” "Capital Allocation," “Investing in the Business,” "Reducing Net Debt," and "Returning Cash to Shareholders," and with respect to, among others, expectations and impacts of macroeconomic forces, beverage industry trends, cost inflation and tariffs, consumer preferences and limited consumer disposable income, overall volume and market share trends, our competitive position, execution of our strategic priorities, including Horizon 2030, anticipated results, pricing trends, cost reduction strategies, including the Americas Restructuring Plan announced in October of 2025 and the expected charges and benefits of the restructuring, shipment levels and profitability, the sufficiency of capital resources, expectations for funding future capital expenditures and operations, debt service capabilities, timing and amounts of debt and leverage levels, Preserving the Planet and related environmental initiatives, effective tax rate, and expectations regarding future dividends and share repurchases. In addition, statements that we make in this presentation that are not statements of historical fact may also be forward-looking statements. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s historical experience, and present projections and expectations are disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the risks discussed in our filings with the SEC, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements in this presentation are expressly qualified by such cautionary statements and by reference to the underlying assumptions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Information: This presentation refers to certain non-GAAP financial measures. Refer to the Appendix to this presentation for descriptions of these non-GAAP financial measures such as underlying income (loss) before income taxes; underlying net interest income (expense); underlying net income (loss) attributable to MCBC; underlying net income (loss) attributable to MCBC per diluted share (also referred to as Underlying Diluted Earnings per Share); underlying effective tax rate; underlying free cash flow; underlying depreciation and amortization; net debt; net debt to underlying earnings before interest, taxes, depreciation, and amortization (“underlying EBITDA"); constant currency; and various measures that adjust for the impacts of non-recurring items. Certain non-GAAP financial measures are also disclosed by segment. Refer to our earnings release dated February 18, 2026, which can be located on the SEC website and our Investor Relations website, or the Appendix to this presentation to find disclosure and applicable reconciliations (or an explanation for why we are unable to provide a reconciliation without unreasonable efforts) of non-GAAP financial measures discussed in this presentation. Market and Industry Data: The market and industry data used, if any, in this presentation, are based on independent industry publications, customers, trade or business organizations, reports by market research firms and other published statistical information from third parties , including Circana (formerly Information Resources, Inc.) for U.S. market data and Beer Canada for Canadian market data (collectively, the Third Party Information”), as well as information based on management’s good faith estimates, which we derive from our review of internal information and independent sources. Such Third Party Information generally states that the information contained therein or provided by such sources has been obtained from sources believed to be reliable.

Rahul Goyal President and Chief Executive Officer 3

4 Who We Are and Where We Operate * Estimated for FY 2025 ** Brand families based on Net Sales Revenue Note: Figures are as of December 31, 2025 OUR PURPOSE Uniting People to Celebrate All Life’s Moments OUR AMBITION First Choice for Our People, Our Consumers and Our Customers Top 5 GLOBAL BREWER* >80 COUNTRIES 19 MAJOR BREWERIES 15 $100M BRANDS** ~73M ANNUAL VOLUME (hl) >16,000 EMPLOYEES

All of this resulting in TSR of +22% vs 2020, which is better returns than our peer group* 5 * Based on management’s calculation using share performance data. Peer group based on market capitalization weighted performance of Molson Coors, Anheuser-Busch InBev, Carlsberg, Heineken, and Asahi. Source: Bloomberg Finance L.P.; In U.S. Dollars, Assumes all dividends reinvested. ** As of December 31, 2025. Net Debt to Underlying EBITDA is also referred to as leverage ratio, which is not the same as the Company's maximum leverage ratio as defined under its revolving credit facility, which allows for other adjustments in the calculation of net debt to EBITDA. Ratios are based on trailing 12-month periods. See reconciliation in appendix. *** As of December 31, 2025 and as based on the plan as approved in September of 2023. Our Journey since 2020 Laying the foundation for growth Step change in core portfolio in 2023 and have RETAINED MAJORITY OF OUR SHARE STRENGTHENED OUR BALANCE SHEET to 2.3x** leverage ratio, sustainable increases in dividend and executed over 70% of our share repurchase plan*** We have meaningfully expanded BEYOND BEER through M&A and strategic partnerships, progressing toward 10% of our NSR generated by brand volumes 01 02 03

6 * Note: Net Sales Revenue, Underlying Income before Income Tax, and Underlying Earnings Per Share growth rates are year on year 2026 vs. 2025. We expect to achieve the listed targets for full year 2026 despite the inherent uncertainties that exist with inflationary commodity cost pressures and a softer beer industry. 2026 Guidance 2026E* NET SALES REVENUE GROWTH, CONSTANT CURRENCY Flat +/- 1% UNDERLYING INCOME BEFORE INCOME TAXES GROWTH, CONSTANT CURRENCY -15% to -18 % Decline UNDERLYING DILUTED EARNINGS PER SHARE GROWTH -11% to -15 % Decline UNDERLYING FREE CASH FLOW $1.1B +/- 10% UNDERLYING DEPRECIATION & AMORTIZATION $720M +/- 5% UNDERLYING NET INTEREST EXPENSE $260M +/- 5% UNDERLYING EFFECTIVE TAX RATE 22% to 24% CAPITAL EXPENDITURES INCURRED $650M +/- 5% FULL YEAR OUTLOOK

2026 Underlying Pretax* Income Assumptions


-16.50%
~9-10%
~7%
~ FLAT
2026 Pretax* Guidance Midpoint
MWP
Cycling S-T Incentive Comp**
2026 Pretax* Excluding MWP and S-T IC**

Historically elevated Midwest Premium (MWP) increasing our aluminum costs and driving pressure on COGS

Expectations for higher short-term incentive compensation expenses given lapping the lower attainment in 2025

Expecting to bridge the gap to our medium-term algorithm through returns from our investments in marketing, sales and commercial capabilities, as well as supply chain and technology

* Pretax equates to Underlying Income Before Income Taxes
** S-T Incentive Comp represents Short-Term Incentive Compensation expense (S-T IC)

All percentage changes referenced in this slide are on a constant currency basis.

MOLSON COORS beverage company

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8 * LSD represents Low Single-Digit growth; MSD represents Mid Single-Digit growth; HSD represents High Single-Digit growth ** Underlying Earnings per Share equates to Underlying Diluted Earnings Per Share Our Medium-Term Growth Objectives Net Sales Revenue (constant currency basis) +LSD*% Underlying Income Before Income Taxes (constant currency basis) +MSD*% Underlying Earnings per Share** +HSD*% Medium-Term Growth Algorithm

HORIZON 2030 9 Building to Growth through Accountability, Capability & Discipline Strategic Pillars Build a Scaled Portfolio of Strong Brands GROW NSR AND PROFIT ON CORE POWER BRANDS DRIVE PROFIT ON OUR VALUE BRANDS ACCELERATE AP BEER SCALE IN BEYOND BEER Drive Commercial Execution Closest to Customers and Consumers Modernize our Capabilities to Unlock Efficiency and Create Value Champion Beer and Beer Occasions in a Complex Category and Regulatory Environment Evolve Our Culture to Drive Ownership and Community Impact Cost Savings Discipline to Fund the Future Dynamic Capital Allocation to Fuel Growth

10 Build a Scaled Portfolio of Strong Brands GROW NSR AND PROFIT ON CORE POWER BRANDS DRIVE PROFIT ON OUR VALUE BRANDS ACCELERATE ABOVE PREMIUM BEER SCALE IN BEYOND BEER STRENGTHEN CORE AND VALUE TRANSFORM ABOVE PREMIUM BEER AND BEYOND BEER

Cost Savings Discipline to Fund the Future Dynamic Capital Allocation to Fuel Growth HORIZON 2030 11 Building to Growth through Accountability, Capability & Discipline Build a Scaled Portfolio of Strong Brands GROW NSR AND PROFIT ON CORE POWER BRANDS DRIVE PROFIT ON OUR VALUE BRANDS ACCELERATE AP BEER SCALE IN BEYOND BEER Cost Savings Discipline to Fund the Future Dynamic Capital Allocation to Fuel Growth Build a Scaled Portfolio of Strong Brands GROW NSR AND PROFIT ON CORE POWER BRANDS DRIVE PROFIT ON OUR VALUE BRANDS ACCELERATE AP BEER SCALE IN BEYOND BEER Strategic Pillars Drive Commercial Execution Closest to Customers and Consumers Modernize our Capabilities to Unlock Efficiency and Create Value Champion Beer and Beer Occasions in a Complex Category and Regulatory Environment Evolve Our Culture to Drive Ownership and Community Impact

Commercial Execution 12 BEER IS LOCAL U.S. CANADA U.K. & IRELAND CENTRAL & EASTERN EUROPE ACCOUNTABILITY SPEED People closest to the customer owning their P&L outcomes PRECISION Tailoring spend to specific retailers, channels and occasions to drive the most effective and return on spend Adjusting investment in days, not quarters

Modernizing Our Capabilities * ERP represents Enterprise Resource Planning 13 Supply chain automation, core service and quality Supply chain capabilities to support portfolio transformation SUPPLY CHAIN Maximize digital opportunities to drive omnichannel commerce Modernize our ERP* systems and business processes DIGITAL AND TECHNOLOGY Enhanced data and analytics to drive data-driven decision-making closest to the market Leverage AI to modernize marketing and drive effectiveness COMMERCIAL CAPABILTIES Enabled by technology to move faster, more effectively and create fuel for growth

Champion Beer and Beer Occasions * Reflects internal estimates for Calendar Year 2025 14 Category captaincy across 60%* of distributor network revenue for U.S. chain beer

TO EMPOWER OUR PEOPLE to move with urgency and speed to make an impact on our business and the communities in which we operate OUR VALUES BE BOLD & DECISIVE TAKE ACCOUNTABILITY CELEBRATE TOGETHER PUT PEOPLE FIRST LEARN EVERY DAY Evolution Towards a Culture of Ownership 15

16 * LSD represents Low Single-Digit growth; MSD represents Mid Single-Digit growth; HSD represents High Single-Digit growth. ** Earnings per Share equates to Underlying Diluted Earnings Per Share *** Net Sales Revenue and Underlying Income Before Income Taxes growth in constant currency Proof Points We Expect You Will See as We Deploy Our Strategy MEDIUM-TERM GROWTH ALGORITHM 02 Accelerate portfolio transformation 03 Cost savings and disciplined investment 01 Improving share of beer industry in key markets 04 Continue to return cash to shareholders LSD* Net Sales Revenue*** HSD* Earnings Per Share** MSD* Underlying Income Before Income Taxes***

Tracey Joubert 17 Chief Financial Officer

HORIZON 2030 18 Building to Growth through Accountability, Capability & Discipline Strategic Pillars Build a Scaled Portfolio of Strong Brands GROW NSR AND PROFIT ON CORE POWER BRANDS DRIVE PROFIT ON OUR VALUE BRANDS ACCELERATE AP BEER SCALE IN BEYOND BEER Drive Commercial Execution Closest to Customers and Consumers Modernize our Capabilities to Unlock Efficiency and Create Value Champion Beer and Beer Occasions in a Complex Category and Regulatory Environment Evolve Our Culture to Drive Ownership and Community Impact Strategic Pillars Build a Scaled Portfolio of Strong Brands GROW NSR AND PROFIT ON CORE POWER BRANDS DRIVE PROFIT ON OUR VALUE BRANDS ACCELERATE AP BEER SCALE IN BEYOND BEER Drive Commercial e C ommercial Execution Closest to Customers and Consumers Modernize Modernize our Capabilities our Capabilities to Unlock Efficiency and Create Value Champion Beer and Beer Occasions in a Complex Category and Regulatory Environment Evolve Our Culture to Evolve Our C Drive Ownership and Community Impact Cost Savings Discipline to Fund the Future Dynamic Capital Allocation to Fuel Growth

* FCF equates to Underlying Free Cash Flow 19 Strong Cash Flow Generation to Enable Capital Allocation Priorities HIGHLY CASH GENERATIVE BUSINESS 2025: Delivered $1.1B of FCF* 2026: Targeting $1.1B of FCF +/- 10% Strengthened balance sheet enables flexibility in investing to drive shareholder value Intend to build on the strong FCF through profitable growth and cost savings program

SAVINGS ARE EMBEDDED IN MEDIUM-TERM ALGORITHM; aimed at mitigating inflation and allowing reinvestment in the business AMERICAS Supply Chain AMERICAS Commercial and Functional Areas EMEA & APAC Business Unit * $450M in 2026-2028 targeted savings 20 Disciplined Cost Savings to Fund the Future; $450M Over 3 Years* • Productivity gains via capital investments, procurement and World Class Supply Chain • Invest in technology to drive efficiency and cost savings • Optimize structure to streamline and put resources closer to the consumer [structure in place 1/1/2026] • Leverage technology and capabilities to reduce costs and drive return on investment • UK and Central & Eastern Europe (CEE) business transformation to drive margin expansion • Invest in automation and technology to drive cost savings

21 Investing in the Business CAPITAL ALLOCATION CAPITAL EXPENDITURES EXPECTATIONS rebased to ~$650M per year PORTFOLIO TRANSFORMATION via M&A that: • Targets 1-2% NSR* • Is bottom line accretive * Targeting M&A that would add 1-2% of Consolidated Net Sales Revenue annually

CAPITAL ALLOCATION

Reducing Net Debt

NET DEBT TO UNDERLYING EBITDA*


4.8X
2.5x Target
2.2X
2.1X
2.3X
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

MAINTAINING LEVERAGE RATIO <2.5X TARGET

Net Debt increased by ~$226 million compared to December 31, 2024**, ending the year at **$5.4 billion*****

Net Debt to Underlying EBITDA ratio of **2.3x** at year end 2025 was in alignment with **long-term leverage ratio target of under 2.5x***

* Net Debt to Underlying EBITDA is also referred to as leverage ratio. This measure differs from the Company's maximum leverage ratio as defined under its revolving credit facility, which provides for other adjustments in the calculation of net debt to EBITDA. Ratios are based on trailing 12-month periods.

** Net Debt as of December 31, 2024, was approximately $5,177 million and was comprised of current portion of long-term debt and short-term borrowings of $32 million and long-term debt of $6,144 million less cash and cash equivalents of $969 million.

*** Net Debt as of December 31, 2025, was approximately $5,403 million and was comprised of current portion of long-term debt and short-term borrowings of $2,434 million and long-term debt of $3,865 million less cash and cash equivalents of $896 million.

MOLSON COORS beverage company
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$0.38 $0.41 $0.44 $0.47 $0.48 Q1 2022 Q1 2023 Q1 2024 Q1 2025 Q1 2026 23 * Excludes brokerage commissions and excise taxes **As of December 31, 2025, and as based on the plan as approved in September of 2023 Returning Cash to Shareholders CAPITAL ALLOCATION YOY DIVIDEND CHANGE CUMULATIVE DOLLARS INVESTED IN SHARE REPURCHASES Repurchased ~26.3 million shares** for a total of ~$1,440 million* of our up to $2 billion share repurchase plan** since announced in October 2023 Have already executed over 70% in just the first nine quarters** of this five-year plan 45% 72% Straight-line Scenario** Actual** Goal of Sustainable increases in dividend Dividends shown above in U.S. dollars per share

* Inclusive of the approximately $1.4B already repurchased through Q4 2025 24 Returning Cash to Shareholders CAPITAL ALLOCATION Initial authorization $2 billion Aggregate authorization up to $4 billion* Authorization now runs through December 31, 2031 Increased Authorization for Buybacks We believe this drives earnings power and demonstrates confidence in our business

Appendix 25

Use of Non-GAAP Measures In addition to financial measures presented on the basis of accounting principles generally accepted in the U.S. (“U.S. GAAP”), we also use non-GAAP financial measures, as listed and defined below, for operational and financial decision making and to assess Company and segment business performance. These non-GAAP measures should be viewed as supplements to (not substitutes for) our results of operations presented under U.S. GAAP. We provided reconciliations of all historical non-GAAP measures to their nearest U.S. GAAP measure either here or in our most recent earnings release and have consistently applied the adjustments within our reconciliations in arriving at each non-GAAP measure. Our management uses these metrics to assist in comparing performance from period to period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; in communications with the Board of Directors, stockholders, analysts and investors concerning our financial performance; as useful comparisons to the performance of our competitors; and as metrics of certain management incentive compensation calculations. We believe these measures are used by, and are useful to, investors and other users of our financial statements in evaluating our operating performance. Underlying Income (Loss) before Income Taxes (Closest GAAP Metric: Income (Loss) Before Income Taxes) – Measure of the Company’s or segment's income (loss) before income taxes excluding the impact of certain non-GAAP adjustment items from our U.S. GAAP financial statements. Non-GAAP adjustment items include goodwill and other intangible and tangible asset impairments, certain restructuring and integration related costs, unrealized mark-to-market gains and losses, adjustments to the redemption value of mandatorily redeemable noncontrolling interests, potential or incurred losses related to certain litigation accruals and settlements, impacts of settlement charges related to annuity purchases and gains and losses on sales of non-operating assets, among other items included in our U.S. GAAP results that warrant adjustment to arrive at non-GAAP results. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective, involve significant management judgment and can vary substantially from company to company. Underlying net interest income (expense), net (Closest GAAP Metric: Interest income (expense), net) – Measure of the Company's net interest expense adjusted to exclude adjustments to the redemption value of mandatorily redeemable noncontrolling interests. Underlying net income (loss) attributable to MCBC (Closest GAAP Metric: Net income (loss) attributable to MCBC) – Measure of net income (loss) attributable to MCBC excluding the impact of income (loss) before income tax non-GAAP adjustment items (as defined above), adjustments to the carrying value of redeemable noncontrolling interests resulting from subsequent changes in the redemption value of such interests, the related tax effects of non-GAAP adjustment items and certain other discrete tax items. Underlying net income (loss) attributable to MCBC per diluted share (also referred to as Underlying Diluted Earnings per Share) (Closest GAAP Metric: Net Income (loss) attributable to MCBC per diluted share) – Measure of underlying net income (loss) attributable to MCBC (as defined above) per diluted share. If applicable, a reported net loss attributable to MCBC per diluted share is calculated using the basic share count due to dilutive shares being antidilutive. If underlying net income (loss) attributable to MCBC becomes income excluding the impact of our non-GAAP adjustment items, we include the incremental dilutive shares, using the treasury stock method, into the dilutive shares outstanding. Underlying effective tax rate (Closest GAAP Metric: Effective Tax Rate) – Measure of the Company’s effective tax rate excluding the related tax impact of pre-tax non-GAAP adjustment items (as defined above) and certain other discrete tax items. Discrete tax items include certain significant tax audit and prior year reserve adjustments, impact of significant tax legislation and tax rate changes and significant non-recurring and period specific tax items. 26

Use of Non-GAAP Measures (Continued) Underlying free cash flow (Closest GAAP Metric: Net Cash Provided by (Used in) Operating Activities) – Measure of the Company’s operating cash flow calculated as Net Cash Provided by (Used In) Operating Activities less Additions to property, plant and equipment and excluding the pre-tax cash flow impact of certain non-GAAP adjustment items (as defined above). We consider underlying free cash flow an important measure of our ability to generate cash, grow our business and enhance shareholder value, driven by core operations and after adjusting for non-GAAP adjustment items, which can vary substantially from company to company depending upon accounting methods, book value of assets and capital structure. Underlying depreciation and amortization (Closest GAAP Metric: Depreciation & Amortization) – Measure of the Company’s depreciation and amortization excluding the impact of non-GAAP adjustment items (as defined above). These adjustments primarily consist of accelerated depreciation or amortization taken related to the Company’s strategic exit or restructuring activities. Net debt and net debt to underlying earnings before interest, taxes, depreciation, and amortization ("underlying EBITDA") (Closest GAAP Metrics: Cash, Debt, & Net Income (Loss)) – Measure of the Company’s leverage calculated as net debt (defined as current portion of long-term debt and short-term borrowings plus long-term debt less cash and cash equivalents) divided by the trailing twelve month underlying EBITDA. Underlying EBITDA is calculated as Net income (loss) excluding Interest expense (income), net, Income tax expense (benefit), depreciation and amortization and the impact of non-GAAP adjustment items (as defined above). Effective January 1, 2025, on a prospective basis, Underlying EBITDA excludes amortization of cloud-based software implementation costs. This measure is not the same as the Company’s maximum leverage ratio as defined under its revolving credit facility, which allows for other adjustments in the calculation of net debt to EBITDA. Constant currency - Constant currency is a non-GAAP measure utilized to measure performance, excluding the impact of translational and certain transactional foreign currency movements, and is intended to be indicative of results in local currency. As we operate in various foreign countries where the local currency may strengthen or weaken significantly versus the U.S. dollar or other currencies used in operations, we utilize a constant currency measure as an additional metric to evaluate the underlying performance of each business without consideration of foreign currency movements. We present all percentage changes for net sales, underlying COGS, underlying MG&A and underlying income (loss) before income taxes in constant currency and calculate the impact of foreign exchange by translating our current period local currency results (that also include the impact of the comparable prior period currency hedging activities) at the average exchange rates during the respective period throughout the year used to translate the financial statements in the comparable prior year period. The result is the current period results in U.S. dollars, as if foreign exchange rates had not changed from the prior year period. Additionally, we exclude any transactional foreign currency impacts, reported within the other non-operating income (expense), net line item, from our current period results. Note Regarding Guidance/Non-GAAP Financial Measures – Our guidance or long-term targets for any of the measures noted above are also non-GAAP financial measures that exclude or otherwise have been adjusted for non-GAAP adjustment items from our U.S. GAAP financial statements. When we provide guidance for any of the various non-GAAP metrics described above, we do not provide reconciliations of the U.S. GAAP measures as we are unable to predict with a reasonable degree of certainty the actual impact of the non-GAAP adjustment items. By their very nature, non-GAAP adjustment items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our Company and its financial results. Therefore, we are unable to provide a reconciliation of these measures without unreasonable efforts. 27

Net Debt to Underlying EBITDA Reconciliation

In millions (except net debt to underlying EBITDA)	12/31/2025	12/31/2024	12/31/2023	12/31/2022	12/31/2021	12/31/2020	12/31/2019	12/31/2018	12/31/2017	12/31/2016*
Current portion of long-term debt and short-term borrowings	2,434.1	32.2	911.8	397.1	514.9	1,020.1	928.2	1,594.5	714.8	684.8
Add: Long-term debt	3,865.4	6,113.9	5,312.1	6,165.2	6,647.2	7,208.2	8,109.5	8,893.8	10,598.7	11,387.7
Less: Cash and cash equivalents	896.5	969.3	868.9	600.0	637.4	770.1	523.4	1,057.9	418.6	560.9
Net Debt	**5,403.0**	**5,176.8**	**5,355.0**	**5,962.3**	**6,524.7**	**7,458.2**	**8,514.3**	**9,430.4**	**10,894.9**	**11,511.6**
(Non-GAAP) Underlying EBITDA	**2,315.3**	**2,477.1**	**2,422.6**	**2,035.9**	**2,077.7**	**2,132.1**	**2,364.0**	**2,453.7**	**2,496.6**	**2,406.5**
(Non-GAAP) Net debt to underlying EBITDA	**2.33**	**2.09**	**2.21**	**2.93**	**3.14**	**3.50**	**3.60**	**3.84**	**4.36**	**4.78**

Underlying EBITDA Reconciliation

In millions	12/31/2025	12/31/2024	12/31/2023	12/31/2022	12/31/2021	12/31/2020	12/31/2019	12/31/2018	12/31/2017	12/31/2016*
Net income (loss)	**(2,180.2)**	**1,157.7**	**956.4**	**(186.5)**	**1,008.5**	**(945.7)**	**246.2**	**1,134.6**	**1,587.8**	**311.5**
Add: Interest expense (income), net	227.3	247.3	208.6	246.3	258.3	271.3	272.7	298.2	343.3	368.8
Add: Income tax expense (benefit)	(337.8)	345.3	296.1	124.0	230.5	301.8	233.7	225.2	(204.6)	477.2
Add: Depreciation and amortization	711.3	759.4	682.8	684.8	786.1	922.0	859.0	857.5	812.8	851.4
Add: Amortization of cloud computing arrangements	14.4	--	--	--	--	--	--	--	--	--
Non-GAAP adjustments to arrive at underlying EBITDA[1]	3,880.3	(32.6)	278.7	1,167.3	(205.7)	1,582.7	752.4	(61.8)	(42.7)	397.6
(Non-GAAP) Underlying EBITDA	**2,315.3**	**2,477.1**	**2,422.6**	**2,035.9**	**2,077.7**	**2,132.1**	**2,364.0**	**2,453.7**	**2,496.6**	**2,406.5**

*Represents pro forma net debt to underlying EBITDA and underlying EBITDA. Refer to the filed 2016 earnings release for an explanation of the purpose and calculation of pro forma information.
(1) Refer to the filed earnings release for each respective year for a detailed summary of Non-GAAP adjustment items.

MOLSON COORS beverage company

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